UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9810 Summers Ridge Road, Suite 110 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 24, 2015, Veronica Vallejo resigned from her position as Chief Financial Officer (and principal financial officer) of OncoSec Medical Incorporated (the “Company”).  The Company and Ms. Vallejo have entered into a Termination and Separation Agreement pursuant to which the Company agreed to pay Ms. Vallejo severance of $309,833 (which includes 30 days pay in lieu of notice under her employment agreement), less applicable withholdings, in the form of salary continuation in accordance with the Company’s customary payroll practices and a pro rata portion of her bonus for 2015 equal to $35,100. Ms. Vallejo signed a release in favor of the Company (subject to her statutory rights). The Company has also agreed to accelerate the vesting of 31,586 stock options held by Ms. Vallejo as of the date of her termination, and to extend the exercise period for one (1) year post-termination for all of her vested stock options.

Appointment of Chief Financial Officer

Effective July 6, 2015, the Company appointed Mr. Richard Slansky as Chief Financial Officer of the Company.

Prior to joining the Company, Mr. Slansky, 58, has served as a financial and operations consultant from September 2014 to the present, served as the Chief Financial Officer of GenMark Diagnostics, Inc. from April 2012 through August 2014, and served as the Chief Financial Officer and Corporate Secretary of Digirad Corporation from March 2009 through April 2012.  Mr. Slansky received his Masters in Business Administration from the University of Arizona and his Bachelors Degree in Economics from the University of Pennsylvania.

Executive Employment Agreement with Chief Financial Officer

In connection with Mr. Slansky’s appointment, effective as of July 6, 2015, the Company entered into an executive employment agreement (the “Employment Agreement”) with Mr. Slansky. The principal terms of the Employment Agreement are as follows:

The Employment Agreement provides for the following, among other things: (a) a base annual salary of $280,000; (b) eligibility to receive an annual bonus at the discretion of the Board of Directors; (c) as an inducement material to entering into employment with the Company, a stock option award granted to purchase up to 150,000 shares of the Company’s common stock described in further detail under the heading “Inducement Stock Option Award” below; and (d) if Mr. Slansky is terminated other than for cause, by death or by disability, or if he terminates his employment with the Company for good reason, then Mr. Slansky will be entitled to receive (i) following such time as he shall have provided services to the Company for six (6) months, severance payment by the Company of an amount equal to six (6) months of his then-current base annual salary, less applicable statutory deductions and withholdings, or (ii) following such time as he shall have provided services to the Company for twelve (12) months, severance payment by the Company of an amount equal to twelve (12) months of his then-current base annual salary, less applicable statutory deductions and withholdings, with any such severance payments to be paid as salary continuation (and not as a lump sum) over the applicable period and in accordance with the Company’s standard payroll practices.

Under the terms of the Employment Agreement, (i) the term “for cause” is defined to mean (a) commission of a crime involving dishonesty, breach of trust, or physical harm to any person; (b) willful engagement in conduct that is in bad faith and materially injurious to the Company, including but not limited to, misappropriation of trade secrets, fraud or embezzlement; (c) commission of a material breach of the Employment Agreement, which breach is not cured within 30 days after written notice to Mr. Slansky from the Company; (d) willful refusal to implement or follow a reasonable and lawful policy or directive of the Company, which breach is not cured within 30 days after written notice to Mr. Slansky from the Company; or (e) engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally, which misfeasance or malfeasance is not cured within 30 days after written notice to Mr. Slansky from the Company; and (ii) the term “good cause” is defined to mean any one or more of the following events without Mr. Slansky’s consent: (a) a reduction in the amount of Mr. Slansky’s base compensation in a manner that disproportionately adversely affects Mr. Slansky as compared to other senior management of the Company; (b) any material change in Mr. Slansky’s duties, authority or responsibilities with the Company relative to the duties, authority or responsibilities in effect immediately prior to such change; or (c) the Company’s relocation of Mr. Slansky’s work location more than thirty (30) miles from Company’s headquarters without Mr. Slansky’s consent; provided in each case that the Company shall have fifteen (15) business days following its receipt of written notice from Mr. Slansky to cure any such event before it is deemed an event constituting “good cause.”

Inducement Stock Option Award

In connection with Mr. Slansky’s appointment and pursuant to the terms of his Employment Ageement, effective as of July 6, 2015, the Company will grant to Mr. Slansky a stock option to purchase up to 150,000 shares of the Company’s Common Stock at exercise price equal to the closing price of the Company’s Common Stock on the date of the grant of the award and to vest as follows:  twenty-five percent (25%) of the shares underlying the award shall vest on the expiration of a ninety (90) day probationary period and the remaining seventy-five percent (75%) of the shares underlying the award shall vest in thirty-three (33) equal monthly installments thereafter.  The stock option has a term of ten years and will general be forfeited if not exercised before the expiration of that term, or, if earlier, after the 3-month period following the date of termination of Mr. Slansky’s employment with the Company.

The stock option was granted pursuant to approval of the Company’s Compensation Committee of its Board of Directors outside of the Company’s 2011 Stock Incentive Plan, pursuant to an inducement stock option award agreement with terms substantially similar to those of non-qualified stock options granted under such plan.

Item 9.01              Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by OncoSec Medical Incorporated dated June 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
		Name:	Punit Dhillon
		Title:	President and Chief Executive Officer (Principal Executive Officer)